As filed with the Securities and Exchange Commission on May 30, 2012

Registration No. 333-39005

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

To

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERMEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4647021
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6001 36th Avenue West Everett, Washington	98203-1264
(Address of Principal Executive Offices)	(Zip Code)

INTERMEC, INC. 1997 STOCK INCENTIVE PLAN

(FORMERLY UNOVA, INC. 1997 STOCK INCENTIVE PLAN)

(Full title of the plan)

Mary Brodd

Intermec, Inc.

6001 36th Avenue West

Everett, Washington 98203-1264

(Name and address of agent for service)

(425) 348-2600

(Telephone number, including area code, of agent for service)

Copy to:

J. Sue Morgan

Perkins Coie LLP

1201 Third Avenue, 49th Floor

Seattle, Washington 98101-3099

(206) 359-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

Intermec, Inc. (the “Registrant”) is filing this post-effective amendment to deregister certain of the securities originally registered by the Registrant pursuant to the Registration Statement on Form S-8 (File No. 333-39005), filed with the Securities and Exchange Commission on October 29, 1997 (the “Registration Statement”) with respect to 5,500,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), registered for issuance under the Registrant’s 1997 Stock Incentive Plan (the “1997 Plan”).

The 1997 Plan was frozen upon stockholder approval of the Registrant’s 1999 Stock Incentive Plan on May 7, 1999, and as of the date of filing this Post-Effective Amendment No. 1 to the Registration Statement, no options or other equity awards remain outstanding under the 1997 Plan. Accordingly, the Registrant hereby deregisters 3,661,820 shares of the Registrant’s Common Stock previously registered on the Registration Statement that have not been and will not be issued under the 1997 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description of Document
24.1+	Power of Attorney (see signature page)

+	Filed herewith.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Everett, State of Washington, on May 30, 2012.

INTERMEC, INC.

By:	/s/ Allen J. Lauer
Name:	Allen J. Lauer
Title:	Interim Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Allen J. Lauer, Robert J. Driessnack, Yukio Morikubo and Mary Brodd, or any of them, as his or her attorneys-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Post-Effective Amendment No. 1 to the Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on May 30, 2012.

Signature	Title

/s/ Allen J. Lauer	Chairman of the Board and Interim Chief Executive Officer and President (Principal Executive Officer)
Allen J. Lauer

/s/ Robert J. Driessnack	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Robert J. Driessnack

/s/ Keith L. Barnes	Director
Keith L. Barnes

/s/ Eric J. Draut	Director
Eric J. Draut

/s/ Gregory K. Hinckley	Director
Gregory K. Hinckley

/s/ Lydia H. Kennard	Director
Lydia H. Kennard

/s/ Stephen P. Reynolds	Director
Stephen P. Reynolds

/s/ Stephen B. Sample	Director
Stephen B. Sample

/s/ Oren G. Shaffer	Director
Oren G. Shaffer

/s/ Larry D. Yost	Director
Larry D. Yost

II-2

EXHIBIT INDEX

Exhibit Number	Description of Document
24.1+	Power of Attorney (see signature page)

+	Filed herewith.